UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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AERPIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AERPIO PHARMACEUTICALS, INC.

9987 Carver Road

Cincinnati, Ohio  45242

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

June 18, 2019

Dear Aerpio Stockholder:

I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Aerpio Pharmaceuticals, Inc. to be held on Tuesday, June 18, 2019 at 10:30am Eastern Time at 9987 Carver Road, Cincinnati OH 45242 for the following purposes:

•

To elect three Class II directors, Anupam Dalal, Pravin Dugel and Steven Prelack, to hold office until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The Board of Directors has fixed April 22, 2019 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote by returning the enclosed proxy in the envelope provided, or vote by telephone, or over the Internet or in person at the Annual Meeting.

Thank you for being an Aerpio stockholder. We look forward to seeing you at our Annual Meeting.

By Order of the Board of Directors,

Dr. Stephen Hoffman

Chief Executive Officer

April 30, 2019

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible over the Internet, by telephone or by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save Aerpio the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JUNE 18, 2019

This Proxy Statement contains information about the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of Aerpio Pharmaceuticals, Inc., which will be held at 10:30am Eastern Time on Tuesday, June 18, 2019 at the offices of Aerpio Pharmaceuticals, Inc.’s, which is located at 9987 Carver Road Cincinnati OH 45242. Our board of directors (the “Board”) solicits your proxy on our behalf for the Annual Meeting and at any postponement or adjournment of the Annual Meeting for purposes set forth in this Proxy Statement.

In this Proxy Statement the terms "Aerpio," "the company," "we," "us," and "our" refer to Aerpio Pharmaceuticals, Inc. The mailing address of our principal executive offices is Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.  If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting.  You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2018 available to stockholders on May 8, 2019.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to seek stockholder approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such stockholder approval must be conducted. We have taken advantage of these reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies that are not emerging growth companies in which you hold stock.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 18, 2019:

This proxy statement and our 2018 Annual Report to Stockholders are available for viewing, printing and downloading at https://www.astproxyportal.com/ast/21404/

A copy of our Annual Report on Form 10K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary.  This proxy statement and our Annual Report on Form 10K for the fiscal year ended December 31, 2018 are also available on the SEC’s website at www.sec.gov.

AERPIO PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Access to Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about May 8, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e. held for your account by a broker or other nominee), a voting instruction form, and the 2018 Annual Report to Stockholders, or 2018 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2019 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2018 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2019 Annual Meeting of Stockholders, this proxy statement and our 2018 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Record Date	April 22, 2019
Quorum	A majority of the voting power of all outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	40,588,004 shares of common stock outstanding as of April 22, 2019.

Voting	There are four ways a stockholder of record can vote:
(1) (2)

By Internet: You may vote over the Internet by following the instructions provided in the Notice.

By Telephone: If you requested printed copies of the proxy materials by mail, you may vote over the telephone by following the instructions provided in the proxy materials.

(3) By Mail: If you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials.

(4)

In Person: If you are a stockholder as of the record date, you may vote in person at the meeting. We will give you a ballot when you arrive. If you hold your shares through a bank or broker and wish to vote in person at the meeting, you must obtain a valid proxy from the firm that holds your shares. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by Internet and telephone must be received by 11:59 p.m. Eastern Time on June 17, 2019. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.
Revoking Your Proxy

Before the polls close, stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the Internet or telephone before the cutoff time (your latest Internet or telephone proxy is the one that will be counted), unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on each proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the three nominees receiving the plurality of votes properly cast will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and "broker nonvotes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Two, the ratification of the appointment of Ernst & Young, LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the Notice and our proxy materials and solicitation of the proxies. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the 2020 annual meeting and the term of the Class I directors expires at the 2021 annual meeting. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated, Anupam Dalal, Pravin Dugel and Steven Prelack for election as directors to serve for a three-year term ending at the 2022 Annual Meeting or until their successors are elected and qualified. Anupam Dalal, Pravin Dugel and Steven Prelack, are current members of our Board and have consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Aerpio and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with Aerpio and who are otherwise "independent" directors under the published listing requirements of the Nasdaq Stock Market ("Nasdaq").

Director Nominees

The Class II nominees for director along with their biographical information are set forth below:

Name	Age	Position(s)	Director Since
Anupam Dalal, M.D.	47	Director	2011
Pravin Dugel, M.D.	55	Director	2017
Steven Prelack	61	Director	2017

Anupam Dalal, M.D. has served on Aerpio’s board of directors since November 2011. Since August 1, 2016, Dr. Dalal has been working at Acuta Capital. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners. He was a Founder and Managing Member of KVP Capital. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.

Pravin U. Dugel, M.D. has served as a member of Aerpio’s board of directors since March 2017. Since 1994, Dr. Dugel has served as the Managing Partner of Retinal Consultants of Arizona and is a Founding Member of the Spectra Eye Institute. He is a Clinical Professor at the USC Roski Eye Institute, Keck School of Medicine at the University of Southern California. Dr. Dugel serves on the Advisory Board of Acucela, Inc. and as a member of the Scientific Advisory Board at MacuSight, Inc., Alcon Surgical, Genentech and Novartis. He also serves as a Member of the Medical Advisory Board at TrueVision Systems, Inc. and a Member of the Clinical Advisory Board at Opthea Limited. Dr. Dugel received his M.D. from UCLA School of Medicine and his BA from Columbia University. We believe that Dr. Dugel is qualified to serve as a director based on his industry experience and service on multiple boards.

Steven Prelack has served on Aerpio’s board of directors since March 2017. Mr. Prelack has been the Chief Operating Officer and Senior Vice President of VetCor, Inc. since 2010. He is a director at Pieris Pharmaceuticals.  He served as a director of Galectin Therapeutics until December 31, 2017. Mr. Prelack holds a CPA and has a B.B.A. in Finance and Accounting from the University of Massachusetts, Amherst. We believe that Mr. Prelack is qualified to serve as a director based on his industry experience and service on multiple company boards.

Continuing Directors

The directors continuing their term and respective biographical information are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	48	Director	2017	I - 2021
Cheryl Cohen	53	Director	2018	I - 2021
Joseph Gardner *	63	President, Founder and Director	2011	III - 2020
Stephen Hoffman*	65	Chief Executive Officer and Director	2017	I - 2021
Chau Khuong	43	Director	2014	III - 2020
Muneer Satter	58	Director, Chairman	2013	III - 2020

*	Employees of Aerpio; biographical information presented below under Executives

Caley Castelein, M.D. has served on Aerpio’s board of directors since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital since 2013. He is a director for ViewRay, Alivecor, Boreal and Newbridge Pharmaceuticals. Dr. Castelein received his M.D. from University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.

Cheryl Cohen has served on Aerpio’s board of directors since June 2018. Ms. Cohen currently serves as president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, which she incorporated in 2008. From 2011 to 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., where she established and led the company's commercial organization and was responsible for the U.S. launch of Xtandi® (enzalutamide) for metastatic castration-resistant prostate cancer. Ms. Cohen held leadership roles for over a decade at Johnson & Johnson, LLC, including as vice president, strategic commercial group, Health Care Systems, Inc., and as vice president, rheumatology franchise, Centocor, Inc. Ms. Cohen began her career at Solvay Pharmaceuticals, Inc. in a variety of sales positions. Ms. Cohen currently serves on the boards of directors of Novus Therapeutics, Inc. and Vital Therapies, Inc. Ms. Cohen received her B.A. from Saint Joseph College. We believe that Ms. Cohen is qualified to serve as director based on her industry experience and service on multiple company boards.

Chau Khuong has served on Aerpio’s board of directors since April 2014. Since 2003, Mr. Khuong has been a Private Equity Partner at OrbiMed Advisors, LLC. He is currently on the boards of Synlogic, Cerapedics, ReViral Ltd., NextCure, Graybug Vision and Inspire Medical Systems. Mr. Khuong holds a B.S. in Molecular, Cellular and Developmental Biology and a Master’s in Public Health, both from Yale University. We believe that Mr. Khoung is qualified to serve as a director based on his industry experience and service on multiple company boards.

Muneer A. Satter has served as a member of Aerpio’s board of directors since October 2013. Mr. Satter has been Founder and Managing Partner of Satter Medical Technology Partners, L.P. since 2016, Chairman of Satter Investment Management LLC since 2012, and he also manages the Satter Foundation. Prior to Satter Investment Management, Mr. Satter was a partner at Goldman Sachs where he spent 24 years in various roles, most recently as the Global Head of the Mezzanine Group in the Merchant Banking Division, where he raised and managed over $30 billion of assets. Mr. Satter was chairman of the board of directors of Akebia Therapeutics and was chairman and director of Vital Therapies, Inc.  He is the chairman of the board of directors of Restorsea Holdings, LLC and a director of Linq3 Technologies LLC and Annexon Biosciences, Inc. He also serves as vice chairman of Goldman Sachs Foundation and GS Gives, is a director of World Business Chicago, is on the Board of Advisors of the American Enterprise Institute, is on the board of directors of the Navy SEAL Foundation, and is on the Board of Trustees of Northwestern University where he is Chairman of the Finance Committee. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. We believe that Mr. Satter is qualified to serve on our board of directors due to his extensive investment experience.

EXECUTIVE OFFICERS

Our executive officers as of April 22, 2019 and their biographical information are set forth below:

Name	Age	Position(s)
Executive Officers:
Stephen Hoffman	65	Chief Executive Officer and Director
Joseph Gardner	63	President, Founder and Director
Michael Rogers	59	Chief Financial Officer
Kevin G. Peters	62	Chief Scientific Officer

Stephen Hoffman, M.D., Ph.D. has served as Aerpio’s Chief Executive Officer since December 2017. From February 2014 until joining Aerpio, Dr. Hoffman was a Senior Advisor at PDL BioPharma. Inc., an investment firm that manages a portfolio of investments in companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries. Prior to that he served as a Managing Director at Skyline Ventures, a venture capital firm, from 2007 to 2014 and was general partner at TVM Capital from 2003 to 2007. Prior to TVM, he served as President, Chief Executive Officer and a Director of Allos Therapeutics, Inc. from 1994 to 2002, where he remained as Chairman until its acquisition by Spectrum Pharmaceuticals, Inc. in 2012. Dr. Hoffman currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. and AcelRx Pharmaceuticals, Inc. Dr. Hoffman completed a fellowship in clinical oncology and a residency and fellowship in dermatology from 1990 to 1994, both at the University of Colorado.  He holds a Ph.D. in chemistry from Northwestern University and an M.D. from the University of Colorado School of Medicine. He is also board-certified in Dermatology. We believe that Dr. Hoffman is qualified to serve as our Chief Executive Officer and on our board of directors based on his industry experience and service on multiple boards.

Joseph Gardner, Ph.D. has served as Aerpio’s President and Founder since December 2011 and served as our Chief Executive Officer from December 2011 until December 2017. Dr. Gardner co-founded Akebia Therapeutics, Inc., a biopharmaceutical company, in 2007 and has been an Advisor for Akebia since 2013. He served as the Chief Executive Officer, President and as a member of the board of directors of Akebia until September 2013. Prior to that, Dr. Gardner worked in pharmaceutical discovery and development at Procter & Gamble Pharmaceuticals, Inc. for 23 years, including two years in P&G’s health care mergers and acquisition group and 10 years managing discovery licensing. He served as a Director of Chemistry and Intellectual Property Management of the Pharmaceutical Division of Procter & Gamble, and as a Director of Juvenile Diabetes Research Foundation International Inc. Dr. Gardner received his B.S. with honors in Biological Chemistry from Tulane University in 1977, earned his M.S. in Chemistry in 1980 from Utah State University and Ph.D. in 1983 in Medicinal Chemistry from University of Wisconsin. We believe that based on Dr. Gardner’s knowledge of our company, industry and business and his service as our former Chief Executive Officer and President, Dr. Gardner is qualified to serve on our board of directors.

Michael Rogers has served as Aerpio’s Chief Financial Officer since November 2017. From 2016 to 2017, Mr. Rogers served as a consultant to healthcare companies. Prior to that, Mr. Rogers was the chief financial officer at Acorda Therapeutics, Inc., a biopharmaceutical company, from 2013 to 2016. Prior to Acorda Therapeutics, he was the Executive Vice President and chief financial officer of BG Medicine, Inc. from 2009 to 2012. From 1999 to 2009, Mr. Rogers was the chief financial officer of Indevus Pharmaceuticals, Inc. until the company’s sale to Endo Pharmaceuticals, Inc. He also served as chief financial officer at Advanced Health Corporation and Autoimmune. Prior to his roles as chief financial officer, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber & Co., where he focused on life sciences companies. Mr. Rogers received his B.A. from Union College, and an M.B.A. from the Darden School of Business at the University of Virginia. He currently serves as a member of the Board of Directors of Akebia Therapeutics, Inc. and EyePoint Pharmaceuticals, Inc.

Kevin G. Peters, M.D. has served as Aerpio’s Chief Scientific Officer since November 2011. Dr. Peters guided the development of AKB-9778 while at Akebia Therapeutics, Inc., and continues to be in charge of scientific discovery and development for Aerpio. From 2006 to 2010 he served as Medical Director of Cardiovascular and Metabolic Disease in Global and Discovery Medicine at Bristol Myers Squibb Co. and from 1998 to 2006 he served as head of Therapeutic Angiogenesis research at P&G Pharmaceuticals Inc. He served as a Member of the Scientific Advisory Board of Akebia. Dr. Peters served as an Associate Professor of Medicine and Pharmacology in the Division of Cardiology at Duke University Medical Center. Dr. Peters received his M.D. from the University of Iowa and B.A. from Augustana College.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Certificate of Incorporation states that the number of directors shall be fixed exclusively by our board of directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Company then entitled to vote generally on the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the supermajority (66 2/3%) of the directors then in office, even if less than a quorum.

Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our bylaws, if elected, our Class II directors will serve until the 2022 annual meeting of stockholders; our Class III directors will serve until the 2020 annual meeting of stockholders; and our Class I directors will serve until the 2021 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

Director Nomination Process

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a director or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Directors Independence

Our securities are listed on the Nasdaq Capital Market which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our board of directors has determined that all members of the board of directors, except Stephen Hoffman and Joseph Gardner, are independent directors. Stephen Hoffman and Joseph Gardner are not independent directors under these rules because they are executive officers of our company. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our board of directors and each of our committees complies with all applicable requirements of the Nasdaq Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications in writing to our Secretary at Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio  45242 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

We have established a role of the chairman of the board, who is Muneer Satter and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our amended and restated by-laws and corporate governance guidelines require that our chairman of the board not be an employee or an executive officer of our company, and our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” located in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Meetings and Attendance

The board of directors held nine meetings during 2018, and each of the incumbent directors of the board attended at least 75% of the aggregate of all meetings of the board and all meetings of committees of our board upon which they served (during the periods that they served) during 2018. The board of directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Members of our board are encouraged to attend annual meetings of our stockholders. Seven directors attended the 2018 Annual Meeting of Stockholders.

Board Committees

We have established the following board committees: audit committee, compensation committee and a nominating and corporate governance committee.  Each committee operates pursuant to a charter adopted by our board of directors. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and the Nasdaq Stock Market.

The following table sets forth which directors currently serve on each committee of the board of directors.

Name	Nominating and Corporate Governance	Compensation	Audit
Caley Castelein, M.D.			M
Cheryl Cohen		M	M
Anupam Dalal, M.D.(1)		CH
Chau Khuong	CH
Steven Prelack(1)			CH
Muneer Satter	M

(1)	Nominated for re-election in Proposal One
(CH)	Chairperson of the Committee
(M)	Member

Audit Committee

Steven Prelack, Caley Castelein and Cheryl Cohen serve on the audit committee, which is chaired by Steven Prelack. Our board of directors has determined that Steven Prelack, Caley Castelein and Cheryl Cohen are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Steven Prelack as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and making recommendations to our board of directors regarding all such transactions; and
•	reviewing quarterly earnings releases.

The Audit Committee held four meetings during 2018. A copy of the Audit Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Committee

Anupam Dalal and Cheryl Cohen serve on the compensation committee, which is chaired by Anupam Dalal. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the independent directors on the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•

evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the independent directors on the board of directors the cash compensation of our Chief Executive Officer and (ii) reviewing and recommending to the independent directors on the board of directors regarding grants and awards to our Chief Executive Officer under equity-based plans;

•	reviewing and approving or recommending to the independent directors on the board of directors the cash compensation of our other executive officers;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the independent directors on the board of directors the compensation of our directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee held two meetings during 2018. A copy of the Compensation Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Consultant

As a part of determining compensation for our named executive officers, the compensation committee has engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the compensation committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices of our peer group;
•	compensation programs for executives and all of our employees; and
•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the compensation committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to us by Radford, the amount of fees we paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any of our executive officers, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the compensation committee, and any shares of our stock owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee has not created any conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq Stock Market listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

Chau Khuong and Muneer Satter serve on the nominating and corporate governance committee, which is chaired by Chau Khuong. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of our board of directors and management.

The Nominating and Corporate Governance Committee held one meeting during 2018. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Our board of directors may from time to time establish other committees.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our certificate of incorporation and bylaws. Our corporate governance guidelines are available on our website at http://www.aerpio.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, those guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.aerpio.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policies prohibit all directors, executive officers, and certain employees from buying or selling derivatives on our securities, engaging in hedging transactions involving our securities or holding our securities in a margin account, and only allow our securities to be pledged as collateral for a loan with the prior approval by the Audit Committee which must have at least two (2) weeks to consider any such request for approval. To date no such requests have been made or approved.

EXECUTIVE COMPENSATION

The following summarizes the compensation earned by our executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) for the year ending December 31, 2018. This section also discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.

The named executive officers for the year ended December 31, 2018 were as follows:

•	Stephen Hoffman, our Chief Executive Officer;
•	Michael Rogers, our Chief Financial Officer;
•	Joseph H. Gardner, our President and Founder.

Elements of Executive Compensation

Base Salaries

Base salaries for the named executive officers are determined annually by the compensation committee, subject to review and approval by the board of directors, based on the scope of each officer’s responsibilities along with his respective experience and contributions during the prior year. When reviewing base salaries, the compensation committee takes factors into account such as each officer’s experience and individual performance, our performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.

Annual Cash Bonuses

All of the named executive officers participate in the Aerpio Pharmaceuticals, Inc. annual Incentive Plan, which promotes and rewards the executives for the achievement of key strategic and business goals. The 2018 Incentive Plan period covered the 12-month period beginning on January 1, 2018 and ending on December 31, 2018. For the 2018 Incentive Plan period, the target annual bonus as a percentage of base salary, as determined based on the salary earned throughout the bonus plan period, for each of the named executive officers is further described in the section titled “Executive Compensation—Employment Agreements.” At the beginning of the 2018 bonus plan period, the compensation committee established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of our company. At the end of the 2018 bonus plan period, the compensation committee met and evaluated the performance of the Company against the specified performance goals. Based on its evaluation, the compensation committee recommended, and the board of directors approved, that we achieved 130% of our corporate goals. Consequently, the board of directors approved payment of cash bonuses to the named executive officers for the 2018 bonus plan period in the amounts reported in the “Summary Compensation Table—2018” below.

Equity Awards

The named executive officers have historically participated in Aerpio’s 2011 Equity Incentive Plan, or 2011 Plan, and the Stock Option and Incentive Plan, or 2017 Plan. In April 2018, we made annual equity award grants to each of our named executive officers. We granted Dr. Hoffman an option to purchase 300,000 shares of our common stock, Mr. Rogers an option to purchase 144,000 shares of our common stock and Dr. Gardner an option to purchase 150,000 shares of our common stock, each having an exercise price of $3.59 per share, which was the closing price of our stock on the date of grant. These options vest 25% on the first anniversary of the applicable vesting commencement date and then in 36 monthly installments thereafter, in each case subject to the executive continuing to provide services through each such vesting date. These equity awards serve to align the interests of our named executive officers with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period.

Other Benefits

Our named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, our employee stock purchase plan and basic health benefits that are generally available to all of our employees.

Summary Compensation Table – 2018

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(4)	Non-Equity Incentive Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen Hoffman (1)	2018	470,000	—		666,595	305,500	1,069	1,443,164
Chief Executive Officer	2017	39,167	—		2,007,300	21,542	89	2,068,098
Michael Rogers (2)	2018	375,000	—		319,966	195,000	697	890,663
Chief Financial Officer	2017	48,296	—		1,000,446	21,250	47	1,070,039
Joseph Gardner	2018	410,000	—		333,297	266,500	1,069	1,010,866
President and Founder	2017	383,675	21,000	(3)	427,880	127,551	1,069	961,175

(1)	Dr. Hoffman commenced employment on December 1, 2017. Salary and bonus amounts for 2017 have been prorated to reflect his partial year of employment.
(2)	Mr. Rogers commenced employment on November 15, 2017. Salary and bonus amounts for 2017 have been prorated to reflect his partial year of employment.
(3)	Amount represents a discretionary bonus approved and paid to Dr. Gardner in 2017 after completion of our reverse merger transaction to Dr. Gardner in 2017.
(4)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2018 and 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(5)	Amounts represent cash bonuses earned for performance in 2018 and 2017 based upon achievement of corporate performance goals for the respective year.
(6)	Amounts represent the dollar value of life insurance premiums paid by us on behalf of the named executive officers.

Outstanding Equity Awards at December 31, 2018

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2018:

	Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Stephen Hoffman	4/23/2018	—	300,000	3.59	4/23/2028
Chief Executive Officer	12/14/2017	146,503	439,509	5.50	12/14/2027
Michael Rogers	4/23/2018	—	144,000	3.59	4/23/2028
Chief Financial Officer	12/14/2017	79,355	213,651	5.50	12/14/2027
Joseph Gardner	4/23/2018	—	150,000	3.59	4/23/2028
President and Founder	12/14/2017	135,000	—	5.50	12/14/2027
	2/18/2014	207,628	—	2.11	2/18/2024
	3/22/2012	27,727	—	1.66	3/22/2022

(1)

Vests 25% on the first anniversary of the vesting commencement date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the company through such vesting date.

Employment Agreements

We have entered into employment agreements with each of our named executive officers and our other executive officers. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause.

Executive Employment Agreement with Stephen Hoffman

Dr. Hoffman entered into an employment agreement with us in December 2017.  Pursuant to his employment agreement, Dr. Hoffman receives an annual  base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus.  For 2018, Mr. Hoffman’s base salary was equal to $470,000 and his target annual incentive compensation was equal to 50% of his base salary. Dr. Hoffman is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Hoffman’s employment agreement provides that, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or Dr. Hoffman resigns for “good reason” (as defined in his employment agreement) subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Hoffman is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Hoffman’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Hoffman had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Hoffman in which Dr. Hoffman would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Hoffman shall be made in substantially equal installments over twelve months following his termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Hoffman’s employment is terminated by us without cause or Dr. Hoffman resigns for good reason, in either case within fifteen months following a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1.5 times the sum of (x) Dr. Hoffman’s then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Hoffman is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Hoffman’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) acceleration of all time-based equity awards held by Dr. Hoffman in which Dr. Hoffman would have vested if he had remained employed for an additional twelve months.

In addition, Dr. Hoffman remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions. These restrictive covenants apply during the term of Dr. Hoffman’s employment and for one year thereafter.

Executive Employment Agreement with Michael Rogers

Mr. Rogers entered into an employment agreement with us in November 2017.  Pursuant to his employment agreement, Mr. Rogers receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus.  For 2018, Mr. Rogers’ base salary was equal to $375,000 and his target annual incentive compensation was equal to 40% of his base salary. Mr. Rogers is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Mr. Rogers’ employment agreement provides that, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or Mr. Rogers resigns for “good reason” (as defined in his employment agreement) subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Mr. Rogers is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Mr. Rogers’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Mr. Rogers had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Mr. Rogers in which Mr. Rogers would have vested if he had remained employed for an additional twelve months. All amounts payable to Mr. Rogers shall be made in substantially equal installments over twelve months following his termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Mr. Rogers’ employment is terminated by us without cause or Mr. Rogers resigns for good reason, in either case within 12 months following a “change in control” (as defined in his employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 1 times the sum of (x) Mr. Rogers’ then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Mr. Rogers is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of six months following termination or the end of Mr. Rogers’ COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Mr. Rogers.

In addition, Mr. Rogers remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the new employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Mr. Rogers’ employment and for one year thereafter.

Executive Employment Agreement with Joseph H. Gardner

Dr. Gardner entered into an employment agreement with us in March 2017.  Pursuant to his employment agreement, Dr. Gardner receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus.  For 2018, Dr. Gardner’s base salary was equal to $410,000, and his target incentive compensation equal to 50% of his base salary. Dr. Gardner is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Gardner’s employment agreement provides that, in the event that his employment is terminated by us without cause or he resigns for “good reason” (as defined in his employment agreement, as amended) thereafter, and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Gardner had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Gardner in which Dr. Gardner would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Gardner shall be paid in a lump sum.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Gardner’s employment is terminated by us without cause or Dr. Gardner resigns for good reason, in either case within 12 months following a “change in control” (as defined in his employment agreement, as amended), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 0.75 times the sum of (x) Dr. Gardner’s then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of nine months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Dr. Gardner.

In addition, Dr. Gardner remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Dr. Gardner’s employment and for one year thereafter.

Retirement Plan

We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary. We made no contributions during the year ended December 31, 2018. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had three equity compensation plans, each of which was approved by our stockholders: our 2011 Plan, our 2017 Plan and our Amended and Restated 2017 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
	(1)
Equity compensation plans approved by security holders	2,617,562	$3.23	2,959,562
Equity compensation plans not approved by security holders (1)	733,570	$5.50
Total	3,351,132	$3.73	2,959,562

(1)Includes 733,750 shares issued as inducement grants outside of our equity compensation plans.

DIRECTOR COMPENSATION

On March 15, 2017, we adopted a compensation policy for our non-employee directors, or the Director Compensation Program that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation, paid quarterly, as follows:

•	Each non-employee director will receive an annual cash retainer in the amount of $35,000 per year.
•	Any non-employee Chairman will receive an additional annual cash retainer in the amount of $25,000 per year.
•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $3,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, upon the director’s initial appointment or election to our board of directors, each non-employee director will receive an option (the Initial Grant) to purchase shares of our common stock with an aggregate grant date fair value (as defined below) equal to $181,400. In addition, each non-employee director who has been serving as a director for the prior three months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the date of such annual stockholder meeting, an option (the Annual Grant) to purchase shares of our common stock with an aggregate grant date fair value equal to $90,700. For purposes of the Initial Grant and the Annual Grant, “grant date fair value” will mean the fair value of an award as of the date of grant as determined in accordance with ASC Topic 718, “Share-Based Payment”, using the Black-Scholes pricing model and the valuation assumptions used by the company in accounting for options as of such date of grant. The Initial Grant will vest as to one-third of the shares subject to Initial Grant on each yearly anniversary of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date of the next annual stockholder meeting, subject to continued service through such vesting date.

2018 Director Compensation Table

The following table sets forth information for the year ended December 31, 2018, regarding the compensation awarded to, earned by or paid to our non-employee directors as of December 31, 2018. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Drs. Gardner and Hoffman as employees of the Company is presented in “Executive Compensation—Summary Compensation Table—2018”.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Total($)
Muneer Satter(1)	$63,500	$50,374	$113,874
Caley Castelein, M.D.(2)	42,500	50,374	92,874
Cheryl Cohen(3)	31,944	105,177	137,121
Anupam Dalal, M.D.(4)	45,000	50,374	95,374
Pravin U. Dugel, M.D.(5)	38,542	53,298	91,840
Chau Khuong(6)	42,000	50,374	92,374
Steven Prelack(7)	50,000	50,374	100,374
Paul Weiss(8)	18,889	—	18,889

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with FASB ASC Topic

718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2018 and 2017. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.

(2)	As of December 31, 2018, Mr. Satter held 21,400 unexercised options.
(3)	As of December 31, 2018, Dr. Castelein held 21,400 unexercised options.
(4)	As of December 31, 2018, Ms. Cohen held 42,800 unexercised options.
(5)	As of December 31, 2018, Dr. Dalal held 21,400 unexercised options.
(6)	As of December 31, 2018, Dr. Dugel held 40,642 unexercised options,
(7)	As of December 31, 2018, Mr. Khuong held 21,400 unexercised options.
(8)	As of December 31, 2018, Mr. Prelack held 21,400 unexercised options.
(9)	Mr. Weiss’ term on the board of directors expired in June 2018.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock at April 22, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 22, 2019 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such person.

The percentage of shares beneficially owned is computed on the basis of 40,588,004 shares of common stock outstanding as of April 22, 2019. Shares of common stock that a person has the right to acquire within 60 days of April 22, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Novartis Bioventures Ltd.(1)	4,795,561	11.8%
Entities affiliated with OrbiMed Private Investments III, LP(2)	5,193,946	12.8%
Trusts and Other Entities affiliated with Muneer A. Satter(3)	5,621,835	13.9%
Named Executive Officers and Directors:
Muneer A. Satter(4)	5,643,235	13.9%
Chau Khuong(5)	5,215,346	12.8%
Steven Prelack	21,400	*
Caley Castelein(6)	301,307	*
Cheryl Cohen (7)	14,552	*
Anupam Dalal(8)	23,669	*
Pravin Dugel(9)	40,642	*
Joseph Gardner(10)	1,007,124	2.5%
Stephen Hoffman(11)	339,221	*
Michael Rogers(12)	157,981	*
All directors and executive officers as a group (11 persons) (13)	13,116,092	31.5%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Consists of 4,795,561 shares of common stock owned directly by Novartis Bioventures, Ltd. The board of directors of Novartis Bioventures Ltd. has sole voting and investment control and power over such shares. None of the members of its board of directors has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares. Novartis Bioventures Ltd. is an indirectly-owned subsidiary of Novartis AG. The address of Novartis Bioventures Ltd. is 131 Front Street, Hamilton, HM12, Bermuda.

(2)

Consists of 5,193,964 shares of common stock owned directly by OrbiMed Private Investments III, LP, or OPI III. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP III, which is the general partner of OPI III. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed. By virtue of such relationships, GP III, OrbiMed and Mr. Isaly may be deemed to have voting and investment power over the shares held by OPI III and as a result may be deemed to have beneficial ownership of such shares. Chau Khuong, an employee of OrbiMed, is a member of our board of directors. Each of GP III, OrbiMed, Mr. Isaly and Mr. Khuong disclaims beneficial ownership of the shares held by OPI III, except to the extent of its or his pecuniary interest therein, if any. The address of OrbiMed Investments and OrbiMed Associates is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

Consists of (a) 976,568 shares of common stock that are held by the Muneer A. Satter Revocable Trust for which Muneer A. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, (b) 1,145,267 shares of common stock that are held by various other trusts and other entities for which Muneer A. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares (collectively, the “Satter Investors”), and (c) 3,500,000 shares of common stock that are held by Satter Medical Technology Partners, L.P., or SMTP, and Muneer A. Satter has sole voting and dispositive power over all such shares. The address of the Satter Investors and SMTP is c/o Satter Management Co., L.P., 676 North Michigan Avenue, Suite 4000, Chicago, Illinois 60610.

(4)	Consists of (i) the shares noted in footnote 3 and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.
(5)	Consists of (i) the shares noted in footnote 2 and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.
(6)	Consists of (i) 279,907 shares of common stock held directly by Caley Castelein and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.
(7)	Consists of 14,552 shares of common stock issuable directly to Cheryl Cohen upon the conversion of options within 60 days of April 22, 2019.
(8)	Consists of (i) 2,269 shares of common stock held directly by Anupam Dalal and (ii) 21,400 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.
(9)	Consists of 40,642 shares of common stock issuable directly to Pravin Dugel upon the conversion of options within 60 days of April 22, 2019.
(10)

Consists of (i) 443,019 shares of common stock held directly by Joseph Gardner, (ii) 150,000 shares of common stock held in a family trust for the benefit of Dr. Gardner’s children and (iii) 414,105 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.

(11)	Consists of 31,967 shares of common stock held directly by Stephen Hoffman and (ii) 307,254 shares of common stock issuable upon the conversion of options within 60 days of April 22, 2019.

(12) Consists of 157,981 shares of common stock issuable directly to Michael Rogers upon the conversion of options within 60 days of April 22, 2019.

(13)	See notes 4-12 above; also includes Kevin Peters who is an executive officer but not a named executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2018, except that Pravin Dugel did not timely file a Form 4 with respect to one transaction on October 26, 2018 which was submitted on November 16, 2018.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and executive officers in certain circumstances. See “Certain Relationships and Related Transactions, and Director Independence —Indemnification Agreements and Directors’ and Officers’ Liability Insurance.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

The following is a description of transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the years ended December 31, 2017 and December 31, 2018, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation.”

Sales and Purchases of Securities

Convertible Promissory Note Purchase Agreement

In January 2017, Aerpio Therapeutics, Inc., our predecessor entity which became our wholly owned subsidiary pursuant to a reverse merger in March 2017, issued convertible promissory notes for an aggregate principal amount of approximately $300,000  to 53 accredited investors. The convertible notes accrued interest at 8% per annum, compounded annually. All outstanding principal and interest under these notes converted into shares of our common stock in connection with the reverse merger on a 2.3336572:1 basis. The table below sets forth the principal amount of the convertible promissory notes sold to our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof.

Purchasers	Aggregate Principal Price
Joseph Gardner	$2,964.74
Entities affiliated with Kearny Venture(1)	$22,494.45
Entities affiliated with Novartis Bioventures Ltd.(2)	$92,203.42
Trusts and Other Entities affiliated with Muneer A. Satter(3)	$37,296.68
Venture Investors Early Stage Fund IV(4)	$22,918.64
OrbiMed Private Investments V, L.P.(5)	$64,218.38

(1)

Consists of an aggregate principal price of (a) $20,732.09 by Kearny Venture Partners, L.P. (b) $422.85 by Kearny Venture Partners Entrepreneurs Fund, L.P., (c) $1,200.94 by Revelation TWHVP, LLC, and (d) $18.57 by TWHVP SPV, LLC. Caley Castelein, who is on our board of directors, is affiliated with each of these entities.

(2)	Consists of an aggregate principal price of $92,203.42 held by Novartis International Pharmaceutical Investment Ltd., an entity affiliated with Novartis Bioventures Ltd.
(3)

Consists of an aggregate principal price of $37,296.68 held by trusts and other entities for which Muneer A. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such amount.

(4)	Paul Weiss, who served on our board of directors from November 2011 to June 2018, is affiliated with this entity.
(5)	Chau Khuong, who is on our board of directors, is affiliated with this entity.

Private Placement Offering

In March 2017, we entered into a Subscription Agreement pursuant to which we issued and sold 8,049,555 shares of our common stock at a price per share of $5.00 for an aggregate principal amount of approximately $40.2 million. The table below sets forth the shares purchase by our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof.

Purchasers	Shares of Common Stock	Aggregate Principal Price
Joseph Gardner	99,996	$499,980
Entities affiliated with Kearny Venture(1)	400,000	$2,000,000
Novartis Bioventures Ltd.	560,000	$2,800,000
Trusts and Other Entities affiliated with Muneer A. Satter(2)	1,120,000	$5,600,000
Venture Investors Early Stage Fund IV(3)	272,302	$1,361,510
OrbiMed Private Investments V, L.P.(4)	762,995	$3,814,975

(1)

Consists of (i) 392,005 shares held by Kearny Venture Partners, L.P. (“KVP”) and (b) 7,995 shares held by Kearny Venture Partners Entrepreneurs Fund, L.P. (“KVPEF”). KVP and KVPEF are affiliated with Caley Castelein, who is on our board of directors.

(2)	Consists of 1,120,000 shares held by Satter Medical Technology Partners, L.P. (“SMTP”). SMTP is affiliated with Muneer Satter, who is on our board of directors.
(3)	Paul Weiss, who served on our board of directors from November 2011 to June 2018, is affiliated with this entity.
(4)	Chau Khuong, who is on our board of directors, is affiliated with this entity.

Public Offering

On June 26, 2018, we completed a follow-on underwritten public offering, in which we sold 11,688,000 shares of common stock at a price to the public of $3.85 per share for aggregate gross proceeds of $41.9 million. On July 2, 2018, we sold an additional 1,720,200 shares of common stock pursuant to the exercise of the underwriters’ 30-day option to purchase additional shares of our common stock at the public offering price less the underwriting discount. We refer to this offering as the 2018 Offering. The net proceeds to us from the 2018 Offering, including the exercise by the underwriters of their option to purchase additional shares and after deducting underwriters’ discounts and commissions and other offering costs and expenses was $48.1 million.

The table below sets forth the shares purchased by our directors, executive officers, or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof.

Name	Shares Purchased	Aggregate Purchase Price
Trusts and Other Entities affiliated with Muneer A. Satter(1)	1,818,182	$7,000,000
OrbiMed Private Investments V, L.P.(2)	777,500	$2,993,375

(1)	Consists of 1,818,182 shares held by Satter Medical Technology Partners, L.P. (“SMTP”). SMTP is affiliated with Muneer Satter, who is on our board of directors.
(2)	Chau Khuong, who is on our board of directors, is affiliated with this entity.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Employment Agreements and Offer Letters

Each of our executive officers is employed with us under the terms of their employment agreement or offer letter, as applicable. For more information regarding these employment agreements for Messrs. Hoffman, Rogers and Gardner, see the section titled “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2018 Year End.”

Other Transactions

We have granted stock options to our executive officers. For a description of these stock options granted to such individuals, see the section titled “Executive Compensation.” We have also granted stock options to certain members of the board of directors and will do so in the future pursuant to our non-employee director compensation policy. For a description of these stock options, see the section titled “Management—Director Compensation Table.”

Policies and Procedures for Related-Person Transactions

Our board of directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. Furthermore, all related-person transactions with a majority stockholder requires a supermajority (66 2/3%) vote of the directors then in office. All of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2018 was Ernst & Young, LLP, and we are asking you and other stockholders to ratify this appointment for the fiscal year ending December 31, 2019.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification of the appointment of Ernst & Young, LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young, LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young, LLP, we will review our future appointment of Ernst & Young, LLP.

We expect that a representative of Ernst & Young, LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

The following table summarizes the fees of Ernst and Young LP, our independent registered public accounting firm, for each of the last two fiscal years.

	Year Ended December 31,
Fee Category:	2018	2017
Audit fees	$485,879	$659,859
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$485,879	$659,859

Audit Fees.    Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.    Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

Tax Fees.    Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees.    Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

In 2017, the Audit Committee approved a formal policy concerning approval of audit and non-audit services to be provided by the Company by its independent registered public accounting firm, Ernst & Young LLP. The policy requires that all services to be provided by Ernst & Young LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The board of directors preapproved all audit and non-audit services provided by Ernst & Young LLP during the years ended December 31, 2018 and 2017.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Audit Committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Aerpio specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC. The Board has designated Mr. Prelack as an "Audit Committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed our consolidated financial statements for 2018 and met with management, as well as with representatives of Ernst & Young, LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young, LLP the matters required to be discussed under Public Accounting Oversight Board Auditing Standard No. 1301 (Communications with the Audit Committee).

The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal control, including internal control over financial reporting and the overall quality of the Company's financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young, LLP its independence.

Based on these discussions, the consolidated financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2018 be included in its Annual Report on Form 10-K for fiscal year 2018.

Audit Committee

Steven Prelack (Chairperson)

Caley Castelein

Cheryl Cohen

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document upon written or oral request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary, telephone: (513) 985-1920.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ADDITIONAL INFORMATION

Stockholder Communications

The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the board of directors as a whole, securityholders may send such communication to the attention of the Company's Chair of the Board via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio  45242, Attn: Chair of the board of directors.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8of the Securities Exchange Act of 1934, as amended (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.    Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 9987 Carver Road, Cincinnati, Ohio 45242, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting is more than 30 days before or after such anniversary date, notice must be delivered on or before the 10th day following the day on which public announcement of the date of such meeting is first made.

As to any proposal other than the nomination of a director, the stockholder must be of record at the time the notice is made and state (i) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

As to proposals regarding the nomination of members of the board, any nomination must be made by a stockholder of record at the time the notice is made and state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the nomination is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or a Derivative Instrument directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee  or nominees or otherwise to solicit proxies or votes from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

The advance notice requirements for the Annual Meeting follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.  In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2020 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than January 1, 2020. Such proposals must be delivered to our Secretary, c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Cincinnati, Ohio 45242.

ANNUAL MEETING OF SHAREHOLDERS OF

AERPIO PHARMACEUTICALS, INC.

June 18, 2019

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20330000000000001000 8 061819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ○ Anupam Dalal
- ○ Pravin Dugel
- ○ Steven Prelack

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

ANNUAL  MEETING  OF  SHAREHOLDERS  OF    AERPIO  PHARMACEUTICALS,  INC.    June  18,  2019    PROXYVOTINGINSTRUCTIONS INTERNET  -Access “www.voteproxy.com” and follow the on-screen  instructions or scan the QR code with your smartphone. Have your  proxy card available when you access the web page.   TELEPHONE  -Call toll-free 1-800-PROXIES  (1-800-776-9437) in  the United States or 1-718-921-8500  from foreign countries from  any touch-tone telephone and follow the instructions. Have your  proxy card available when you call.   Vote online/phone until 11:59 PM EST the day before the meeting.   MAIL  -Sign, date and mail your proxy card in the envelope  provided as soon as possible.   IN  PERSON  -You may vote your shares in person by attending  the Annual Meeting.   GO  GREEN  -e-Consent makes it easy to go paperless. With  e-Consent, you can quickly access your proxy material, statements  and other eligible documents online, while reducing costs, clutter  and paper waste. Enroll today via www.astfinancial.com to enjoy  online access.    COMPANY  NUMBER  ACCOUNT  NUMBER    NOTICE  OF  INTERNET  AVAILABILITY  OF  PROXY  MATERIAL:  The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K  are available at http://www.astproxyportal.com/ast/21404/     Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   20330000000000001000  8  061819     2. To ratify the appointment of Ernst & Young, LLP as Aerpio's  independent registered accounting firm for the fiscal year ending  December 31, 2019.  In their discretion, the proxies are authorized to vote upon such other business as may  properly come before the Annual Meeting. This proxy when properly executed will be voted  as directed herein by the undersigned shareholder. Ifnodirectionismade,thisproxywillbevotedFORALLNOMINEESinProposal1andFORProposal2. Signature of Shareholder Date: Signature of Shareholder Date:  Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.  INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: THEBOARDOFDIRECTORSRECOMMENDSAVOTE"FOR"THEELECTIONOFDIRECTORSAND"FOR"PROPOSAL2. PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx  MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  1. To elect three Class II directors to hold office until the 2022 annual  meeting of stockholders:  OAnupam Dalal  OPravin Dugel  OSteven Prelack  FORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) NOMINEES: FORAGAINSTABSTAIN

ANNUAL MEETING OF SHAREHOLDERS OF

AERPIO PHARMACEUTICALS, INC.

June 18, 2019

GO GREEN

20330000000000001000 8 061819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ○ Anupam Dalal
- ○ Pravin Dugel
- ○ Steven Prelack

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

ANNUAL  MEETING  OF  SHAREHOLDERS  OF    AERPIO  PHARMACEUTICALS,  INC.    June  18,  2019    GO  GREEN    e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy  material, statements and other eligible documents online, while reducing costs, clutter and  paper waste. Enroll today via www.astfinancial.com to enjoy online access.   NOTICE  OF  INTERNET  AVAILABILITY  OF  PROXY  MATERIAL:  The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K  are available at http://www.astproxyportal.com/ast/21404/    Please sign, date and mail  your proxy card in the  envelope provided as soon  as possible.    Please detach along perforated line and mail in the envelope provided.    20330000000000001000  8  061819    Signature of Shareholder Date:  Note:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted viathis method.  INSTRUCTIONS:Towithholdauthoritytovoteforanyindividualnominee(s),mark“FORALLEXCEPT” andfillinthecirclenexttoeachnomineeyouwishtowithhold,asshownhere: THEBOARDOFDIRECTORSRECOMMENDSAVOTE"FOR"THEELECTIONOFDIRECTORSAND"FOR"PROPOSAL2. PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx  2. To ratify the appointment of Ernst & Young, LLP as Aerpio's  independent registered accounting firm for the fiscal year ending  December 31, 2019.  In their discretion, the proxies are authorized to vote upon such other business as may  properly come before the Annual Meeting. This proxy when properly executed will be voted  as directed herein by the undersigned shareholder. Ifnodirectionismade,thisproxywillbevotedFORALLNOMINEESinProposal1andFORProposal2. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.  1. To elect three Class II directors to hold office until the 2022 annual  meeting of stockholders:  OAnupam Dalal  OPravin Dugel  OSteven Prelack  FORALLNOMINEESWITHHOLDAUTHORITYFORALLNOMINEESFORALLEXCEPT(Seeinstructionsbelow) NOMINEES: FOR  AGAINST  ABSTAIN    Signature of Shareholder   Date:

0    AERPIO  PHARMACEUTICALS,  INC.    Proxy  for  Annual  Meeting  of  Shareholders  on  June  18,  2019  Solicited  on  Behalf  of  the  Board  of  Directors    The undersigned hereby appoints Stephen Hoffman, Michael Rogers and Joseph  Gardner, and each of them, with full power of substitution and power to act alone, as proxies  to vote all the shares of Common Stock of Aerpio Pharmaceuticals, Inc. which the  undersigned would be entitled to vote if personally present and acting at the Annual Meeting  of Shareholders of Aerpio Pharmaceuticals, Inc. to be held at 10:30 AM, Eastern Time on  June 18, 2019 at 9987 Carver Road, Cincinnati, OH 45242, and at any adjournments or  postponements thereof, as follows   (Continued  and  to  be  signed  on  the reverse  side.)    1.1  14475